For further information:
Dennis Klaeser, CFO
PrivateBancorp, Inc.
312-683-7100

For Immediate Release

PrivateBancorp Reports Earnings Per Share of $0.41 for the fourth quarter 2005 and $1.58 for 2005
Earnings per share up 21 percent year over year

Chicago, IL, January 17, 2006--- PrivateBancorp, Inc. (NASDAQ: PVTB) today reported earnings of $0.41 per diluted share for the fourth quarter 2005 compared to fourth quarter 2004 earnings per diluted share of $0.36, an increase of 14 percent. Net income for the fourth quarter 2005 was $8.9 million compared to fourth quarter 2004 net income of $7.5 million. During the fourth quarter, reported earnings per share were reduced by $0.02 per share due to the combined impact of a charge associated with the early redemption of the Company’s outstanding 9.50% trust preferred securities, and securities losses, which were partially offset by a gain on an interest rate swap and on our sale of $40.0 million of FHLB advances.

For the twelve months ended December 31, 2005, net income was $33.4 million, or $1.58 per diluted share, compared to net income of $27.0 million, or $1.30 per diluted share, for the twelve months ended December 31, 2004, reflecting a 21 percent increase in diluted earnings per share year over year. Reported results include the financial results of The PrivateBank - Michigan, from its acquisition date of June 20, 2005.

“Strong growth in our core private banking business continued to fuel our financial performance. During the fourth quarter, we experienced strong growth in core deposits and loans. During the year, organic core deposit and loan growth were strong across our network of offices, reflecting growth of 35 percent and 39 percent, respectively” said Ralph B. Mandell, Chairman, President and CEO. “Overall balance sheet growth, a relatively stable net interest margin and increases in wealth management and other income combined to drive our earnings performance.”

“During this period of strong growth, we have worked diligently to maintain our credit quality. In fact, credit quality at year-end 2005 improved from the levels experienced at year-end 2004. The ratio of nonperforming loans to total loans at year’s end stood at four basis points,” Mandell said.

For the fourth quarter 2005, net interest income totaled $27.7 million compared to fourth quarter 2004 net interest income of $20.2 million, an increase of $7.5 million or 37 percent, primarily due to growth in earning assets compared to the year earlier period. Net interest income for The PrivateBank - Michigan was $3.9 million for the fourth quarter 2005. Net interest margin (on a tax equivalent basis) was 3.55 percent in the fourth quarter 2005, down from 3.63 percent in the prior year fourth quarter and up two basis points from the third quarter 2005.

As previously announced, on December 9, 2005, the Company issued $40.0 million of trust preferred securities and related subordinated debentures. These securities, which mature in December 2035, are redeemable at par at the Company’s option after five years, pay interest initially at a rate of 6.10% until December 2010, and thereafter at a rate equal to the three-month LIBOR rate plus 1.50%. A portion of the proceeds were used to fund the redemption of $20.0 million in previously outstanding 9.50% trust preferred securities and related subordinated debentures on December 31, 2005. As a result of the early redemption, we incurred a charge to earnings of $980,000, or $0.03 per share, relating to the remaining unamortized underwriting commissions and offering expenses associated with the issuance of these securities in 2001.

The provision for loan losses was $1.7 million in the fourth quarter 2005, compared to $1.5 million in the prior year fourth quarter and $2.0 million in the third quarter 2005. The year-to-year increase in the provision for loan losses reflects the impact of continued strong loan growth. Net charge-offs were $186,000 in the fourth quarter 2005 versus net charge offs of $263,000 in the prior year quarter and net recoveries of $686,000 in the third quarter 2005. The allowance for loan losses as a percentage of total loans was 1.13 percent as of December 31, 2005, down from 1.15 percent at September 30, 2005 and December 31, 2004. The allowance stood at 22.0 times non-performing loans at December 31, 2005 versus 7.5 times non-performing loans at December 31, 2004 and 19.5 times non-performing loans at September 30, 2005. At December 31, 2005, nonperforming loans as a percentage of total loans were 0.04 percent, down from 0.05 percent at September 30, 2005 and 0.15 percent at December 31, 2004.

Non interest income increased 34 percent to $5.0 million in the fourth quarter 2005 from $3.7 million in the fourth quarter 2004 and was down 9 percent, or $495,000, from the third quarter 2005. The growth in non interest income for the fourth quarter 2005 as compared to the prior year fourth quarter was driven primarily by increased wealth management income and other income. The sequential decrease in non interest income is due to a decrease in mortgage banking income.

Wealth management fee income increased to $2.8 million for the fourth quarter 2005, up from $2.1 million in the fourth quarter 2004 and $2.6 million in the third quarter 2005. Wealth management assets under management increased 41 percent to $2.4 billion at December 31, 2005 compared to $1.7 billion at December 31, 2004 and up 18 percent from $2.1 billion at September 30, 2005. Excluding Michigan’s assets under management at date of acquisition, wealth management assets under management increased by 29 percent year over year.

Mortgage banking income decreased 6 percent to $784,000 for the fourth quarter 2005 compared to $834,000 for the fourth quarter 2004 and down 39 percent from $1.3 million during the third quarter 2005. On a quarter-linked basis, the decrease in non interest income resulted primarily from a reduction in revenue from the sale of residential real estate loans in the secondary market.

During the fourth quarter 2005, the Company recognized $275,000 of other income associated with the sale of $40.0 million of Federal Home Loan Bank - Chicago (“FHLB Chicago”) advances to a third party bank. For the fourth quarter 2005, a $252,000 gain from an interest rate swap combined with securities losses of $192,000 resulted in $60,000 of other income, compared to a loss of $134,000 in the fourth quarter 2004 and a gain of $395,000 in the third quarter 2005.

Non interest expense increased to $18.1 million in the fourth quarter 2005 from $12.0 million in the prior year quarter and $16.6 million in the third quarter 2005. The increase in non interest expense as compared to the fourth quarter 2004 is primarily attributable to the increase in the scale and scope of the Company’s operations, including the acquisition of The PrivateBank - Michigan, which had non interest expense of $2.6 million for the quarter. Other factors driving increases in non interest expense include increased personnel, professional fees and marketing expenditures attributable to growth in the Company’s operations, as well as $980,000, or $0.03 per share, associated with the early redemption of the outstanding 9.50% trust preferred securities during the fourth quarter.

Full-time equivalent employees at quarter’s end increased to 386 from 261 at December 31, 2004 and from 366 at September 30, 2005, reflecting the addition of 73 people as a result of the acquisition of The PrivateBank - Michigan, as well as increases associated with our overall growth. At December 31, 2005, the Company had 114 managing directors compared to 80 at December 31, 2004 and 109 managing directors at September 30, 2005. The efficiency ratio was 53.6 percent in the fourth quarter 2005 compared to 48.3 percent in the prior year quarter and 50.4 percent in the third quarter 2005. The increase is primarily attributable to the impact of the expense of the unamortized underwriting commissions and offering expenses associated with the early redemption of the trust preferred securities on December 31, 2005. Excluding the impact of the trust preferred securities, the efficiency ratio would have been 50.8 percent.

Total assets were $3.5 billion at December 31, 2005, an increase of 38 percent from $2.5 billion at December 31, 2004, and an increase of 5 percent from $3.3 billion at September 30, 2005. Total assets of The PrivateBank - Michigan were $462.9 million at December 31, 2005. At December 31, 2005, total loans were $2.6 billion, versus $1.7 billion at December 31, 2004 and $2.4 billion at September 30, 2005. Total loans of The PrivateBank - Michigan were $397.8 million at December 31, 2005.

Investment securities were $695.2 million at December 31, 2005, down from $764.0 million at December 31, 2004 and $720.1 million at September 30, 2005. The decrease in the investment portfolio during the quarter was due to the combined effect of run-off of mortgage-related securities and the redemption of FHLB Chicago stock. During the fourth quarter 2005, the Company had net redemptions of $8.5 million of FHLB Chicago stock, reducing the investment to $138.5 million from $147.0 million at September 30, 2005. During the fourth quarter 2005, the annualized yield paid by the FHLB Chicago was reduced to 3.75 percent from the 5.0 percent yield paid during the third quarter 2005.

Total deposits were $2.8 billion at December 31, 2005, up from $1.9 billion at December 30, 2004 and up from $2.6 billion at September 30, 2005. The PrivateBank - Michigan contributed deposits of $328.9 million to the consolidated total at December 31, 2005. Core deposits, defined as total deposits less brokered deposits, increased 54 percent to $2.2 billion compared to $1.4 billion at December 31, 2004, and were up $193.0 million, or 9 percent, from $2.0 billion at September 30, 2005. Brokered deposits were $586.6 million at December 31, 2005, up 39 percent from $423.1 million at December 31, 2004 and up $58.0 million, or 11 percent, from $528.7 million at September 30, 2005. Funds borrowed, which include Federal Home Loan Bank advances, decreased 28 percent to $297.0 million at December 31, 2005 from $414.5 million at December 31, 2004, and decreased 29 percent from $417.7 million at September 30, 2005, primarily as a result of the sale of $40.0 million of FHLB advances to a third party commercial bank during the fourth quarter 2005.

PrivateBancorp, Inc. was organized in 1989 to provide highly personalized financial services primarily to affluent individuals, professionals, owners of closely-held businesses and commercial real estate investors. The Company uses a European tradition of “private banking” as a model to develop lifetime relationships with its clients. Utilizing a team of highly qualified managing directors, The PrivateBank tailors products and services to meet each client’s needs in personal and commercial banking services and wealth management services. The Company, which had assets of $3.5 billion as of December 31, 2005, has 13 offices located in the Chicago, Detroit, Milwaukee, and St. Louis metropolitan areas.

Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.’s website at http://www.pvtb.com.

Forward-Looking Statements: Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing, deterioration in asset quality due to an economic downturn in the greater Chicago, Detroit, Milwaukee, and St. Louis metropolitan areas, legislative or regulatory changes, adverse developments in the Company’s loan or investment portfolios, the dividend and redemption practices of the FHLB Chicago relating to its stock and the Company’s ability to redeem the shares of FHLB Chicago stock it owns, slower than anticipated growth of the Company’s business or unanticipated business declines, unforeseen difficulties in the continued integration of The PrivateBank - Michigan or higher than expected operational costs, unexpected difficulties in the continued integration of or in operating our mortgage banking business, competition and the possible dilutive effect of potential acquisitions, expansion or future capital raises. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events unless required under the federal securities laws.

Editor’s Note: Financial highlights attached.

Consolidated Statements of Income
(dollars in thousands except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
	unaudited	unaudited	unaudited	audited
Interest Income
Interest and fees on loans	$45,244	$22,802	$139,613	$79,499
Interest on investment securities	8,585	9,386	36,319	33,571
Interest on short-term investments	207	12	500	40
Total Interest Income	54,036	32,200	176,432	113,110

Interest Expense
Interest on deposits	21,000	9,495	62,649	30,970
Interest on borrowings	3,756	2,049	13,367	6,659
Interest on long-term debt - trust preferred securities	1,563	484	4,016	1,939
Total Interest Expense	26,319	12,028	80,032	39,568

Net Interest Income	27,717	20,172	96,400	73,542
Provision for loan losses	1,690	1,498	6,538	4,399
Net Interest Income After Provision	26,027	18,674	89,862	69,143

Non Interest Income
Wealth management income	2,771	2,113	9,945	8,316
Mortgage banking income	784	834	3,886	2,856
Other income	1,361	903	4,276	3,029
Net securities (losses) gains	(192)	(123)	499	968
Gains (losses) on interest rate swap	252	(11)	404	(870)
Total Non Interest Income	4,976	3,716	19,010	14,299

Non Interest Expense
Salaries and benefits	9,969	7,124	33,553	26,027
Occupancy expense	2,012	1,567	7,517	5,671
Professional fees	1,736	1,082	5,756	5,054
Marketing	1,140	695	3,549	2,521
Data processing	820	529	2,832	2,009
Amortization of intangibles	156	42	411	168
Insurance	287	276	1,095	919
Other operating expenses	2,006	717	5,215	3,305
Total Non Interest Expense	18,126	12,032	59,928	45,674

Minority interest expense	76	64	307	270
Income Before Income Taxes	12,801	10,294	48,637	37,498
Income tax expense	3,951	2,768	15,217	10,503
Net Income	$8,850	$7,526	$33,420	$26,995

Weighted Average Shares Outstanding	20,427,363	19,911,662	20,202,415	19,725,855
Diluted Average Shares Outstanding	21,410,469	20,976,725	21,138,387	20,690,396

Earnings Per Share
Basic	$0.43	$0.38	$1.65	$1.37
Diluted	$0.41	$0.36	$1.58	$1.30

Note 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.

Consolidated Balance Sheets
(dollars in thousands except per share data)

	12/31/05	12/31/04
	unaudited	audited
Assets
Cash and due from banks	$47,736	$49,534
Short-term investments	14,133	1,120
Investment securities: available-for-sale	695,151	763,985
Loans held for sale	5,269	7,200

Loans	2,608,067	1,653,363
Allowance for loan losses	(29,388)	(18,986)
Net loans	2,578,679	1,634,377

Premises and equipment, net	11,754	6,486
Goodwill	63,176	20,547
Other assets	78,312	52,568
Total Assets	$3,494,210	$2,535,817

Liabilities
Non-interest bearing deposits	$252,625	$165,170
Interest bearing deposits	2,570,757	1,707,465
Total deposits	2,823,382	1,872,635

Funds borrowed	296,980	414,519
Long-term debt - trust preferred securities	98,000	20,000
Other liabilities	40,318	34,590
Total Liabilities	3,258,680	2,341,744

Stockholders' Equity
Common stock and additional paid-in-capital	134,013	120,491
Treasury stock	(2,728)	(2,207)
Retained earnings	104,710	73,789
Accumulated other comprehensive income	7,434	7,056
Deferred compensation	(7,899)	(5,056)
Total Stockholders' Equity	235,530	194,073

Total Liabilities and Stockholders' Equity	$3,494,210	$2,535,817

Book Value Per Share	$11.22	$9.51

Note 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.

Key Financial Data
Unaudited
(dollars in thousands except per share data)

	4Q05	3Q05	2Q05	1Q05	4Q04
Key Statistics
Net income	$8,850	$8,865	$7,899	$7,806	$7,526
Basic earnings per share	$0.43	$0.43	$0.39	$0.39	$0.38
Diluted earnings per share	$0.41	$0.41	$0.38	$0.37	$0.36

Return on average total assets	1.04%	1.09%	1.18%	1.24%	1.24%
Return on average total equity	15.72%	15.94%	15.45%	15.81%	15.65%
Dividend payout ratio	10.63%	10.62%	11.73%	11.77%	8.11%
Fee revenue as a percent of total revenue (1)	15.07%	16.20%	16.89%	15.98%	16.03%
Wealth management assets under management	2,436,766	2,061,510	1,984,371	1,735,292	1,727,479

Non-interest income to average assets	0.58%	0.67%	0.67%	0.68%	0.61%
Non-interest expense to average assets	2.12%	2.03%	1.92%	2.01%	1.98%
Net overhead ratio (2)	1.54%	1.36%	1.25%	1.32%	1.37%
Efficiency ratio (3)	53.6%	50.4%	46.8%	48.1%	48.3%

Net interest margin
Fed funds sold & other short-term investments	4.61%	3.59%	2.89%	3.21%	2.49%
Investment Securities (taxable)	5.02%	4.96%	5.05%	5.07%	4.94%
Investment Securities (non-taxable)	6.91%	6.96%	6.96%	6.95%	6.85%
Loans, net of unearned discount	7.14%	6.76%	6.43%	6.09%	5.83%
Yield on average earning assets	6.79%	6.44%	6.16%	5.93%	5.70%
Interest bearing deposits	3.45%	3.04%	2.88%	2.58%	2.28%
Funds borrowed	4.04%	3.66%	3.12%	2.76%	2.34%
Trust preferred securities	7.00%	7.06%	8.69%	9.70%	9.70%
Cost of average interest-bearing liabilities	3.64%	3.26%	2.99%	2.68%	2.36%
Net interest spread (4)	3.15%	3.18%	3.17%	3.25%	3.34%
Net interest margin (5)	3.55%	3.53%	3.53%	3.57%	3.63%

Tax equivalent adjustment to net interest income (6)	$1,143	$1,132	$1,125	$1,107	$1,040

(1)	Represents wealth management, mortgage banking and other income as a percentage of the sum of net interest income and wealth management, mortgage banking and other income.
(2)	Non-interest expense less non-interest income divided by average total assets.
(3)	Non-interest expense divided by the sum of net interest income, on a tax equivalent basis, plus non-interest income.
(4)	Yield on average interest-earning assets less rate on average interest-bearing liabilities.
(5)	Net interest income, on a tax equivalent basis, divided by average interest-earning assets.
(6)
The company adjusts GAAP reported net interest income by the tax equivalent adjustment amount to account for the tax attributes on federally tax exempt municipal securities. For GAAP purposes, tax benefits associated with federally tax exempt municipal securities are recorded as a benefit in income tax expense. The following table reconciles reported net interest income to net interest income on a tax equivalent basis for the periods presented:

	Reconciliation of net interest income to net interest income on a tax equivalent basis
	4Q05	3Q05	2Q05	1Q05	4Q04
Net interest income	$27,717	$26,264	$21,792	$20,627	$20,172
Tax equivalent adjustment to net interest income	1,143	1,132	1,125	1,107	1,040
Net interest income, tax equivalent basis	$28,860	$27,396	$22,917	$21,734	$21,212

Key Financial Data
Unaudited
(dollars in thousands except per share data)

	4Q05		3Q05		2Q05		1Q05		4Q04
Balance Sheet Ratios
Loans to Deposits (period end)	92.37%		94.15%		91.08%		86.35%		88.29%

Average interest-earning assets to average interest-bearing liabilities	112.0		111.7		113.6		113.5		114.1

Per Share Data
Dividends	$0.045		$0.045		$0.045		$0.045		$0.030
Book value (period end)	$11.22		$10.86		$10.51		$9.79		$9.51
Tangible book value (period end) (1)	$8.12		$7.58		$7.22		$8.68		$8.40

Share Price Data (period end)
Closing Price	$35.57		$34.28		$35.38		$31.41		$32.23
Diluted earnings multiple (2)	21.87	x	21.07	x	23.21	x	20.93	x	22.57	x
Book value multiple	3.17	x	3.16	x	3.37	x	3.21	x	3.39	x

Common Stock Information
Outstanding shares at end of period	20,983,934		20,978,119		20,928,869		20,467,143		20,400,103

Number of shares used to compute:
Basic earnings per share	20,427,363		20,408,238		20,065,931		19,973,853		19,911,662
Diluted earnings per share	21,410,469		21,373,287		20,971,907		20,998,095		20,992,893

Capital Ratios (period end) (3):
Total equity to total assets	6.74%		6.85%		6.87%		7.70%		7.65%
Total risk-based capital ratio	10.73%		10.13%		10.60%		11.07%		11.29%
Tier-1 risk-based capital ratio	8.66%		8.67%		9.18%		10.03%		10.24%
Leverage ratio	7.09%		7.07%		7.94%		7.61%		7.71%

(1)	Tangible book value is total capital less goodwill and other intangibles divided by outstanding shares at end of period.
(2)	Period end closing stock price divided by annualized quarterly earnings for the quarter then ended.
(3)	Capital ratios for the most recent period presented in the press release are based on preliminary data.

Key Financial Data
Unaudited
(dollars in thousands)

	4Q05	3Q05	2Q05	1Q05	4Q04
Summary Income Statement
Interest Income
Interest and fees on loans	$45,244	$39,580	$29,198	$25,591	$22,802
Interest on investment securities	8,585	9,093	9,428	9,213	9,386
Interest on short-term investments	207	166	93	34	12
Total Interest Income	54,036	48,839	38,719	34,838	32,200

Interest Expense	26,319	22,575	16,927	14,211	12,028

Net Interest Income	27,717	26,264	21,792	20,627	20,172
Provision for loan losses	1,690	2,046	1,900	902	1,498

Net Interest Income after Provision for Loan Losses	26,027	24,218	19,892	19,725	18,674

Non Interest Income
Wealth management income	2,771	2,627	2,350	2,198	2,113
Mortgage banking income	784	1,284	1,076	742	834
Other income	1,361	1,165	885	865	903
Net securities (losses) gains	(192)	(249)	1,045	(105)	(123)
Gains (losses) on interest rate swap	252	644	(972)	479	(11)
Total Non Interest Income	4,976	5,471	4,384	4,179	3,716

Non Interest Expense
Salaries and benefits	9,969	9,408	7,158	7,018	7,124
Occupancy expense	2,012	1,963	1,804	1,738	1,567
Professional fees	1,736	1,580	1,225	1,215	1,082
Marketing	1,140	1,150	645	614	695
Data processing	820	803	627	582	529
Insurance	287	275	270	263	276
Amortization of intangibles	156	156	57	42	42
Other operating expenses	2,006	1,221	995	993	717
Total Non Interest Expense	18,126	16,556	12,781	12,465	12,032

Minority interest expense	76	82	73	76	64
Income Before Income Taxes	12,801	13,051	11,422	11,363	10,294
Income tax expense	3,951	4,186	3,523	3,557	2,768
Net income	$8,850	$8,865	$7,899	$7,806	$7,526

Key Financial Data
Unaudited
(dollars in thousands)

	4Q05	3Q05	2Q05	1Q05	4Q04
Credit Quality
Key Ratios
Net charge-offs (recoveries) to average loans	0.03%	-0.12%	0.07%	-0.01%	0.07%
Total non-performing loans to total loans	0.04%	0.05%	0.15%	0.16%	0.15%
Total non-performing assets to total assets	0.04%	0.04%	0.11%	0.11%	0.10%
Nonaccrual loans to:
total loans	0.03%	0.02%	0.06%	0.08%	0.07%
total assets	0.02%	0.01%	0.04%	0.06%	0.04%
Allowance for loan losses to:
total loans	1.13%	1.15%	1.15%	1.15%	1.15%
non-performing loans	2201%	1954%	689%	717%	751%
nonaccrual loans	4434%	5908%	2076%	1377%	1742%

Non-performing assets:
Loans delinquent over 90 days	$280	$744	$2,026	$1,335	$1,438
Nonaccrual loans	663	472	1,212	1,448	1,090
OREO	393	211	413	-	-
Total non-performing assets	$1,336	$1,427	$3,651	$2,783	$2,528

Net loan charge-offs (recoveries):
Loans charged off	$188	$19	$328	$3	$330
(Recoveries)	(2)	(705)	(18)	(63)	(67)
Net charge-offs (recoveries)	$186	$(686)	$310	$(60)	$263

Provision for loan losses	$1,690	$2,046	$1,900	$902	$1,498

Allowance for Loan Losses Summary
Balance at beginning of period (1)	$27,884	$25,152	$23,562	$18,986	$17,751
Provision	1,690	2,046	1,900	902	1,498
Net charge-offs (recoveries)	186	(686)	310	(60)	263
Balance at end of period	$29,388	$27,884	$25,152	$19,948	$18,986

Net loan charge-offs (recoveries):
Commercial real estate	-	-	-	-	-
Residential real estate	-	-	-	-	-
Commercial	-	$(115)	$270	$(60)	$184
Personal	$186	$(571)	$40	-	79
Home equity	-	-	-	-	-
Construction	-	-	-	-	-
Total net loan charge-offs (recoveries)	$186	$(686)	$310	$(60)	$263

(1)	The 2Q05 beginning balance includes The PrivateBank - Michigan allowance at acquisition date June 20, 2005.

Balance Sheets
(dollars in thousands)

	unaudited 12/31/05	unaudited 09/30/05	unaudited 06/30/05	unaudited 03/31/05	audited 12/31/04
Assets
Cash and due from banks	$47,736	$43,246	$33,359	$29,943	$49,534
Short-term investments	14,133	11,179	74,873	5,047	1,120
Investment securities: available-for-sale	695,151	720,055	769,218	764,917	763,985
Loans held for sale	5,269	9,104	12,532	8,678	7,200
Loans	2,608,067	2,421,725	2,192,542	1,729,882	1,653,363
Less: Allowance for loan losses	(29,388)	(27,884)	(25,152)	(19,948)	(18,986)
Net loans	2,578,679	2,393,841	2,167,390	1,709,934	1,634,377
Premises and equipment, net	11,754	9,798	8,580	6,990	6,486
Goodwill	63,176	63,160	62,981	20,547	20,547
Other assets	78,312	75,315	73,139	55,634	52,568
Total Assets	$3,494,210	$3,325,698	$3,202,072	$2,601,690	$2,535,817

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$252,625	$261,808	$245,019	$173,558	$165,170
Interest bearing demand deposits	132,787	121,696	118,089	100,598	106,846
Savings and money market deposits	1,272,353	1,108,299	1,153,918	1,016,876	854,163
Time deposits	1,165,617	1,080,431	890,315	712,207	746,456
Total deposits	2,823,382	2,572,234	2,407,341	2,003,239	1,872,635
Funds borrowed	296,980	417,664	464,799	340,737	414,519
Long-term debt - Trust Preferred Securities	98,000	78,000	78,000	20,000	20,000
Other liabilities	40,318	29,995	32,026	37,342	34,590
Total liabilities	3,258,680	3,097,893	2,982,166	2,401,318	2,341,744
Stockholders' equity	235,530	227,805	219,906	200,372	194,073
Total Liabilities and Stockholders' Equity	$3,494,210	$3,325,698	$3,202,072	$2,601,690	$2,535,817

Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	12/31/05	09/30/05	06/30/05	03/31/05	12/31/04
Assets
Cash and due from banks	$36,703	$34,513	$28,483	$32,559	$27,459
Short-term investments	17,522	18,234	12,643	4,245	1,878
Investment securities: available-for-sale	702,351	749,461	768,523	752,794	775,602
Loans held for sale	7,541	9,644	8,517	7,339	6,324
Loans	2,499,060	2,305,517	1,803,580	1,686,713	1,535,642
Less: Allowance for loan losses	(28,475)	(26,271)	(20,665)	(19,360)	(18,167)
Net loans	2,470,585	2,279,246	1,782,915	1,667,353	1,517,475
Premises and equipment, net	10,649	9,248	7,241	6,966	6,251
Goodwill	63,161	62,982	25,486	20,547	20,547
Other assets	79,382	74,293	62,007	53,770	52,493
Total Assets	$3,387,894	$3,237,621	$2,695,815	$2,545,573	$2,408,029

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$256,782	$238,632	$190,477	$171,845	$168,942
Interest bearing demand deposits	127,769	119,060	110,956	100,843	99,758
Savings and money market deposits	1,191,130	1,120,336	1,038,059	918,113	867,787
Time deposits	1,096,528	957,640	743,221	748,909	688,156
Total deposits	2,672,209	2,435,668	2,082,713	1,939,710	1,824,643
Funds borrowed	363,540	468,681	348,216	357,712	342,184
Long-term debt - Trust Preferred Securities	89,304	78,000	27,229	20,000	20,000
Other liabilities	39,314	34,645	32,583	28,046	30,412
Total liabilities	3,164,367	3,016,994	2,490,741	2,345,468	2,217,239
Stockholders' equity	223,527	220,627	205,074	200,105	190,790
Total Liabilities and Stockholders' Equity	$3,387,894	$3,237,621	$2,695,815	$2,545,573	$2,408,029

Average Year-To-Date Balance Sheets
(unaudited, dollars in thousands)

	12/31/05	09/30/05	06/30/05	03/31/05	12/31/04
Assets
Cash and due from banks	$33,043	$31,856	$30,370	$32,559	$30,387
Short-term investments	14,730	10,824	8,540	4,245	2,358
Investment securities: available-for-sale	743,161	756,915	760,700	752,794	731,152
Loans held for sale	7,875	8,431	8,710	7,339	7,028
Loans	2,077,000	1,934,324	1,744,754	1,686,713	1,399,849
Less: Allowance for loan losses	(23,725)	(22,124)	(20,016)	(19,360)	(17,087)
Net loans	2,053,275	1,912,200	1,724,738	1,667,353	1,382,762
Premises and equipment, net	8,538	7,827	7,104	6,966	6,013
Goodwill	43,262	36,557	23,116	20,547	20,850
Other assets	68,644	64,050	58,612	53,770	39,735
Total Assets	$2,972,528	$2,828,660	$2,621,890	$2,545,573	$2,220,285

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$214,826	$200,704	$181,274	$171,845	$151,588
Interest bearing demand deposits	114,743	110,353	105,927	100,843	90,888
Savings and money market deposits	1,067,763	1,026,205	978,402	918,113	722,923
Time deposits	887,716	817,344	746,049	748,909	712,399
Total deposits	2,285,048	2,154,606	2,011,652	1,939,710	1,677,798
Funds borrowed	386,184	390,919	352,931	357,712	315,719
Long-term debt - Trust Preferred Securities	53,633	41,743	23,615	20,000	20,000
Other liabilities	34,833	32,347	30,963	28,046	26,370
Total liabilities	2,759,698	2,619,615	2,419,161	2,345,468	2,039,887
Stockholders' equity	212,830	209,045	202,729	200,105	180,398
Total Liabilities and Stockholders' Equity	$2,972,528	$2,828,660	$2,621,890	$2,545,573	$2,220,285